       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998


                                                    1940 Act File No. 811-07667

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940         / /

      Amendment No. 2                                                   /X/

                           (Check appropriate box or boxes)




BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST
--------------------------------------------------------------------------------

                  (Exact Name of Registrant as Specified in Charter)



210 University Boulevard, Suite 900, Denver, Colorado        80206
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                 (Address of Principal Executive Offices)  (Zip Code)



Registrant's Telephone Number, including Area Code:  (303) 329-0200
                                                     --------------------------



Gerard M. Lavin, 210 University Boulevard, Suite 900, Denver, CO 80206
--------------------------------------------------------------------------------

                       (Name and Address of Agent for Service)

                                   EXPLANATORY NOTE


          This amendment to Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                        BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST

                                        PART A

          Responses to Items 1, 2, 3 and 5A have been omitted pursuant to paragraph 4 of General Instruction F to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

          Berger/BIAM Worldwide Portfolios Trust, a Delaware business trust ("Worldwide Portfolios"), is registered as an open-end management investment company. Worldwide Portfolios was organized on May 31, 1996. Worldwide Portfolios is authorized to issue an unlimited number of interests in series. Currently, the series comprising the Berger/BIAM International Portfolio (the "Portfolio") is the only series established under Worldwide Portfolios, although others may be added in the future.

          Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

          The Portfolio is advised by BBOI Worldwide LLC ("BBOI Worldwide" or the "Advisor"), which has delegated daily portfolio management of the Portfolio to Bank of Ireland Asset Management (U.S.) Limited ("BIAM" or the
"Sub-Advisor").

          INVESTMENTS IN THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK (INCLUDING BANK OF IRELAND). INTERESTS IN THE PORTFOLIO ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE PORTFOLIO IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

          The Portfolio commenced operations in October 1996 upon the transfer to the Portfolio of assets held in a pooled trust (the "Pool") maintained by Citizens Bank New Hampshire, for which BIAM provided day-to-day portfolio management as sub-advisor since the inception of the Pool. BIAM's bank holding company parent indirectly owns a 23.5% interest in the parent of Citizens Bank New Hampshire. The investment objective, policies, limitations, guidelines and strategies of the Pool were materially equivalent to those of the

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Portfolio.  Assets from the Pool were transferred to a separate fund investing in the Portfolio which, in turn, transferred those assets to the Portfolio in exchange for an interest in the Portfolio. As a result of this transaction, the investment holdings in the Portfolio were the same as the investment holdings in the portfolio of the Pool immediately prior to the transfer, except for the seed capital provided by another party.

INVESTMENT OBJECTIVE AND POLICIES AND RISK FACTORS

          The Portfolio's investment objective is long-term capital appreciation. The Portfolio pursues its goal by investing in a portfolio consisting primarily of common stocks of well-established foreign companies. The Portfolio considers a company to be foreign if the principal securities trading market for its equity securities is located outside the U.S. or it is organized under the laws of, and has a principal office in, a country other than the U.S. The Portfolio's investment manager first identifies economic and business themes that it believes provide a favorable framework for selecting stocks. Using fundamental analysis, the investment manager then selects individual companies best positioned to take advantage of opportunities presented by these themes. The Portfolio does not invest to provide current income, although some income may be produced while managing the Portfolio.

          The Portfolio's investment manager generally looks for companies with:

- Securities that are fundamentally undervalued relative to their long-term prospective earnings growth rates, their historic valuation levels and their competitors
- Business operations predominantly in well-regulated and more stable foreign markets
- Substantial size and liquidity, strong balance sheets, proven management and diversified earnings.

          The Portfolio invests primarily in common stocks with 65% of its total assets in securities of companies located in at least five different countries outside the United States. Recently, the Portfolio has been weighted toward countries in Western Europe, Australia and the Far East. However, it may also invest in other foreign countries, including developing countries. A majority of the Portfolio's assets are invested in mid-sized to large capitalization companies. The Portfolio currently considers mid-sized to large market capitalizations to be those in excess of $1 billion. The Portfolio may also take positions in convertible securities, preferred stocks, corporate bonds and short- and long-term foreign or U.S. government securities.

          There are additional risks with investing in foreign countries, especially in developing countries -- specifically, economic, currency, information, political and transaction risks. As a result of these additional risks, the Portfolio may be more volatile than a domestic stock fund. The Portfolio's investments are often focused in a small number of business

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sectors.  In addition, the Portfolio may invest in certain securities with unique risks, such as forward foreign currency contracts. The Portfolio is not intended to be a complete investment program on its own, but may serve to diversify other types of investments in an investor's portfolio.

          The investment objective of the Portfolio is considered fundamental, meaning that it cannot be changed without a vote of the investors in the Portfolio. There can be no assurance that the Portfolio's investment objective will be realized. Following is additional information about some of the specific types of securities and other instruments in which the Portfolio may invest:

          FOREIGN SECURITIES. Investments in foreign securities involve some risks that are different from the risks of investing in securities of U.S. issuers, such as the risk of adverse political, social, diplomatic and economic developments and, with respect to certain countries, the possibility of expropriation, taxes imposed by foreign countries or limitations on the removal of monies or other assets of the Portfolio. Moreover, the economies of individual foreign countries will vary in comparison to the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Securities of some foreign companies, particularly those in developing countries, are less liquid and more volatile than securities of comparable domestic companies. Investing in the securities of developing countries may involve exposure to economic structures that are less diverse and mature, and to political systems that can be expected to have less stability than developed countries. The Portfolio's investments may include American Depositary Receipts
(ADRs). The Portfolio may also invest in European Depositary Receipts (EDRs) which are similar to ADRs, in bearer form, designed for use in the European securities markets, and in Global Depositary Receipts (GDRs). Some of the companies in which the Portfolio invests may be considered passive foreign investment companies (PFICs), which are described in greater detail in Part B.

          There also may be less publicly available information about foreign issuers and securities than domestic issuers and securities, and foreign issuers generally are not subject to accounting, auditing and financial reporting standards, requirements and practices comparable to those applicable to domestic issuers. Also, there is generally less government supervision and regulation of exchanges, brokers, financial institutions and issuers in foreign countries than there is in the U.S. Foreign financial markets typically have substantially less volume than U.S. markets. Foreign markets also have different clearance and settlement procedures and, in certain markets, delays or other factors could make it difficult to effect transactions, potentially causing the Portfolio to experience losses or miss investment opportunities.

          Costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. The Portfolio will incur greater costs in maintaining assets in foreign jurisdictions and in buying and selling foreign securities generally, resulting in part from converting foreign currencies into U.S. dollars. In addition, the Portfolio might

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have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts, which may heighten the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

          Since the Portfolio will invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of the investments in its portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. If the currency in which a security is denominated appreciates against the U.S. dollar, the dollar value of the security will increase. Conversely, a decline in the exchange rate of the currency would adversely affect the value of the securities expressed in dollars. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets, which are in turn affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

          SECTOR FOCUS. A significant portion of the Portfolio's assets may be invested in a relatively small number of related industries. However, the Portfolio will not concentrate 25% or more of its total assets in any one industry. Sector focus may increase both market risk (share price volatility) and liquidity risk.

          HEDGING TRANSACTIONS. The Portfolio is authorized to make limited commitments in certain foreign currency forward contracts, but only for the purpose of hedging, that is, protecting against the risk of market movements that may adversely affect the value (in foreign currency or U.S. dollar terms) of the Portfolio's securities or the price of securities that the Portfolio is considering purchasing. Forward contracts are obligations between two parties to exchange particular goods or instruments (such as foreign currencies) at a set price on a future date. The Portfolio currently intends that it will use forward contracts only for hedging purposes and that it may enter into forward foreign currency exchange contracts, provided the aggregate value of all outstanding contracts does not exceed the value of the Portfolio's assets. Although a hedging transaction may, for example, partially protect the Portfolio from a decline in the foreign exchange price of a particular security or its portfolio generally, hedging may also limit the potential return to the Portfolio due to positive foreign exchange movements, and the cost of the transaction will reduce the potential return on the security or the portfolio. In addition, forward foreign currency exchange contracts do not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire.


          The Portfolio will generally enter into forward foreign currency exchange contracts either with respect to specific transactions or with respect to the Portfolio's security positions. For example, the Portfolio may enter into a forward contract in order to fix the price (in terms of a specified currency, which may be U.S. dollars or a foreign currency) for securities it has agreed to buy or sell or is considering buying or selling. Further, when the

Sub-Advisor believes that a particular foreign currency in which some or all of the Portfolio's investments are denominated may decline compared to the U.S. dollar, the Portfolio may enter into a forward contract to sell the currency that is expected to decline (or another currency which acts as a proxy for that currency). However, the Portfolio will be permitted to make such investments for hedging purposes only, and only if the aggregate amount of its obligations under these contracts does not exceed the total market value of the assets the Portfolio is attempting to hedge, such as a portion or all of its securities denominated in a specific foreign currency. To ensure that the Portfolio will be able to meet its obligations under its forward foreign currency exchange contracts, the Portfolio will be required to place liquid assets in a segregated account with its custodian bank or to set aside securities to "cover" its commitments in these contracts.

          Forward foreign currency exchange contracts are privately negotiated (i.e., over-the-counter) and the parties may agree to offset or terminate the contract before its maturity or may hold the contract to maturity and complete the contemplated delivery of the underlying foreign currency. Transactions in forward foreign currency exchange contracts by the Portfolio involve the potential for a loss that may exceed the amount of commitment the Portfolio would be permitted to make in those contracts under its investment limitations. The principal risks of the Portfolio's use of forward foreign currency exchange contracts are: (a) losses resulting from currency market movements not anticipated by the Portfolio; (b) possible imperfect correlation between movements in the prices of forward contracts and movements in the spot (i.e., cash) prices of the currencies hedged or used to cover such positions; (c) lack of assurance that the Portfolio will be able to enter into an offset or termination of the contract at any particular time; (d) the need for additional information and skills beyond those required for the management of a portfolio of traditional securities; and (e) possible need to defer closing out certain forward contracts in order to facilitate the qualification of certain investors in the Portfolio for beneficial tax treatment afforded "regulated investment companies" under the Internal Revenue Code of 1986. In addition, when the Portfolio enters into an over-the-counter contract with a counterparty, the Portfolio will assume counterparty credit risk, that is, the risk that the counterparty will fail to perform its obligations, in which case the Portfolio could be worse off than if the contract had not been entered into.

          Although they currently have no intention of doing so, the trustees of Worldwide Portfolios may, without shareholder approval, authorize the Portfolio to invest in certain types of other instruments for hedging purposes, such as financial futures and options. Appropriate notice to shareholders will be provided of any intention to commence investing in such instruments. Additional detail concerning the Portfolio's transactions in forwards, futures and options and the risks of such investments can be found in Part B.


          CONVERTIBLE SECURITIES. The Portfolio may also purchase debt or equity securities which are convertible into common stock when the Sub-Advisor believes they offer the potential for a higher total return than nonconvertible securities. While fixed income securities generally have a priority claim on a corporation's assets over that of common stock, some of the convertible securities which the Portfolio may hold are high-yield/high-risk securities that are subject to special risks, including the risk of default in interest or principal payments which could result in a loss of income to the Portfolio or a decline in the market value of the securities. Convertible securities often display a degree of market price volatility that is comparable to common stocks. The credit risk associated with convertible securities generally is reflected by their ratings assigned by organizations such as Moody's Investors Service, Inc., and Standard & Poor's Corporation, or a similar determination of creditworthiness by the Sub-Advisor. The Portfolio has no pre-established minimum quality standards for convertible securities and may invest in convertible securities of any quality, including lower rated or unrated securities. However, the Portfolio will not invest in any security in default at the time of purchase or in any nonconvertible debt securities rated below investment grade, and the Portfolio will invest less than 20% of the market value of its assets at the time of purchase in convertible securities rated below investment grade. If convertible securities purchased by the Portfolio are downgraded following purchase, or if other circumstances cause 20% or more of the Portfolio's assets to be invested in convertible securities rated below investment grade, the trustees of Worldwide Portfolios, in consultation with the Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances. For a further discussion of debt security ratings, see Appendix A to Part B.

          SECURITIES OF SMALLER COMPANIES. The Portfolio may invest in securities of companies with small or mid-sized market capitalizations. Market capitalization is defined as total current market value of a company's outstanding common stock. Investments in companies with smaller market capitalizations may involve greater risks and price volatility (that is, more abrupt or erratic price movements) than investments in larger, more mature companies since smaller companies may be at an earlier stage of development and may have limited product lines, reduced market liquidity for their shares, limited financial resources or less depth in management than larger or more well established companies. Smaller companies also may be less significant factors within their industries and may have difficulty withstanding competition from larger companies. While smaller companies may be subject to these additional risks, they may also realize more substantial growth than larger or more well established companies.

          LENDING PORTFOLIO SECURITIES. The Portfolio may lend its securities to qualified institutional investors such as brokers, dealers or other financial organizations. This practice permits the Portfolio to earn income, which, in turn, can be invested in additional securities to pursue its investment objective. Loans of securities by the Portfolio will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities, marked-to-market on a daily basis. The Portfolio bears a risk of loss in the event that the other party to a securities lending transaction defaults on its obligations and the Portfolio is delayed in or prevented from exercising its rights to dispose of the collateral, including the risk of a possible decline in the value of the collateral securities during the period in which the Portfolio seeks to assert these rights, the risk of incurring expenses associated with asserting these rights and the risk of losing all or a part of the income from the transaction. The Portfolio will not lend any security if, as a result of such loan, the aggregate value of securities then on loan would exceed 33-1/3% of the market value of the Portfolio's total assets.

          ILLIQUID SECURITIES. The Portfolio is authorized to invest in securities which are illiquid or not readily marketable because they are subject to restrictions on their resale ("restricted securities") or because, based upon their nature or the market for such securities, no ready market is available. However, the Portfolio may not purchase any security, the purchase of which would cause the Portfolio to invest more than 15% of its net assets, measured at the time of purchase, in illiquid securities. If securities become illiquid following purchase or other circumstances cause more than 15% of the Portfolio's net assets to be invested in illiquid securities, the trustees of Worldwide Portfolios, in consultation with the Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances. Repurchase agreements maturing in more than seven days will be considered as illiquid for purposes of this restriction. Certain restricted securities, such as Rule 144A securities, may be treated as liquid under this restriction if a determination is made that such securities are readily marketable. Investments in illiquid securities involve certain risks to the extent that the Portfolio may be unable to dispose of such a security at the time desired or at a reasonable price or, in some cases, may be unable to dispose of it at all. In addition, in order to resell a restricted security, the Portfolio might have to incur the potentially substantial expense and delay associated with effecting registration.

INVESTMENT RESTRICTIONS

          In addition to its investment objective, the Portfolio has adopted a number of restrictions on its investments and other activities that may not be changed without investor approval. For example, the Portfolio may not borrow money, except borrowing undertaken from banks for temporary or emergency purposes in amounts not to exceed 25% of the market value of its total assets (including the amount borrowed) and may not make loans (except that the Portfolio may lend portfolio securities and enter into repurchase agreements in accordance with its investment policies). The Portfolio may not invest in any one industry 25% or more of the value of its total assets at the time of investment, nor invest in commodities, except, only for the purpose of hedging, the Portfolio may invest in forward foreign currency exchange contracts and other instruments as specified in greater detail above and in Part B.


          Further, with respect to 100% of its total assets, the Portfolio may not purchase securities of any issuer (except U.S. Government securities) if, immediately after and as a result of such purchase, the value of the Portfolio's holdings in the securities of that issuer exceeds 5% of the value of its total assets or it owns more than 10% of the outstanding voting securities or of any class of securities of such issuer, although this restriction may be reduced

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to apply to 75% or more of the Portfolio's total assets without a shareholder vote.  For more detail about the Portfolio's investment restrictions, see Part
B.

PORTFOLIO TURNOVER

          In pursuit of the Portfolio's investment objective, the Sub-Advisor continuously monitors the Portfolio's investments and makes portfolio changes whenever changes in investment themes, the fundamentals of any portfolio company or the price of any portfolio security indicate to the Sub-Advisor that more attractive alternatives exist or that the Portfolio's investment objective could be better achieved by investment in another security, regardless of portfolio turnover. In addition, portfolio turnover may increase as a result of large amounts of increases and withdrawals of interests in the Portfolio due to economic, market or other factors that are not within the control of management. Portfolio turnover is disclosed on the schedule of Ratios/Supplementary Data incorporated by reference into Part B.

ITEM 5.  MANAGEMENT OF THE REGISTRANT

          The Portfolio is supervised by its own trustees who are responsible for major decisions about the policies and oversight of the Portfolio. The trustees hire the companies that run day-to-day Portfolio operations, such as the investment advisor and custodian.


THE ADVISOR

          The investment advisor to the Portfolio is BBOI Worldwide LLC (the "Advisor" or "BBOI Worldwide"), 210 University Boulevard, Denver, CO 80206. The Advisor oversees, evaluates and monitors the investment advisory services provided to the Portfolio by the Portfolio's Sub-Advisor and is responsible for furnishing general business management and administrative services to the Portfolio, such as coordinating certain matters relating to the operations of the Portfolio and monitoring the Portfolio's compliance with all applicable federal and state securities laws. Currently, the Advisor serves in this capacity only to the Portfolio.


          The Advisor is a Delaware limited liability company formed in 1996. Since the Advisor was only recently formed, it has only limited experience as an investment advisor. However, the Advisor is a joint venture between Berger Associates, Inc. ("Berger Associates") and Bank of Ireland Asset Management (U.S.) Limited ("BIAM"), the Sub-Advisor to the Portfolio, which have both been in the investment advisory business for many years.

          Berger Associates and BIAM each own a 50% membership interest in the Advisor and each have an equal number of representatives on the Advisor's Board of Managers. Berger Associates' role in the joint venture is to provide administrative services, and BIAM's role is to provide international and global investment management expertise.

Agreement of representatives of both Berger Associates and BIAM is required for all significant management decisions.

          Berger Associates serves as investment advisor or sub-advisor to mutual funds and other institutional investors, and had assets under management of more than $3.9 billion as of September 30, 1997. Berger Associates is a wholly-owned subsidiary of Kansas City Southern Industries, Inc. ("KCSI"). KCSI is a publicly traded holding company with principal operations in rail transportation, through its subsidiary The Kansas City Southern Railway Company, and financial asset management businesses. BIAM is described immediately below.

THE SUB-ADVISOR

          Since its founding in 1966, Bank of Ireland's investment management group has become recognized among international and global investment managers, serving clients in Europe, the United States, Canada, Australia and South Africa. Bank of Ireland Asset Management (U.S.) Limited ("BIAM"), the Sub-Advisor to the Portfolio, is an indirect wholly-owned subsidiary of Bank of Ireland. Bank of Ireland, founded in 1783, is a publicly traded, diversified financial services group with business operations worldwide. Bank of Ireland provides investment management services through a network of related companies, including BIAM which serves primarily institutional clients in the United States and Canada. Bank of Ireland and its affiliates managed assets for clients worldwide in excess of $25 billion as of September 30, 1997.


          As permitted in its Investment Advisory Agreement with the Portfolio, the Advisor has delegated day-to-day portfolio management responsibility to BIAM, as the Sub-Advisor. As Sub-Advisor, BIAM manages the investments in the Portfolio and determines what securities and other investments will be purchased, retained, sold or loaned, consistent with the investment objective and policies established by the trustees of Worldwide Portfolios.

          BIAM serves as investment advisor or sub-advisor to pension and profit-sharing plans and other institutional investors and mutual funds. BIAM's main offices are at 26 Fitzwilliam Place, Dublin 2, Ireland. BIAM maintains a representative office at 20 Horseneck Lane, Greenwich, CT 06830.


          All investment decisions made for the Portfolio by the Sub-Advisor are made by a team of BIAM investment personnel. No one individual is primarily responsible for making the day-to-day investment decisions for the Portfolio. Most of the investment professionals at BIAM have been with BIAM at least 10 years.

          Investment decisions for the Portfolio and other accounts advised by the Sub-Advisor are made independently with a view to achieving each of their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. However, certain investments may be appropriate for the Portfolio and one or more such accounts. If the Portfolio and other accounts advised by the Sub-Advisor are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions averaged as to price and allocated equitably to the Portfolio and each participating account. While in some cases, this policy might adversely affect the price paid or received by the Portfolio or other participating accounts, or the size of the position obtained or liquidated, the Sub-Advisor will aggregate orders if it believes that coordination of orders and the ability to participate in volume transactions will result in the best overall combination of net price and execution.

          Bank of Ireland or its affiliates may have deposit, loan or other commercial or investment banking relationships with the issuers of securities which may be purchased by the Portfolio, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities purchased by the Portfolio. Federal law prohibits the Sub-Advisor, in making investment decisions, from using material non-public information in its possession or in the possession of any of its affiliates. In addition, in making investment decisions for the Portfolio, the Sub-Advisor will not take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of Bank of Ireland or its affiliates.

          The Glass-Steagall Act prohibits a depository institution and certain affiliates from underwriting or distributing most securities and from affiliating with businesses engaged in certain similar activities. BIAM believes that it may perform the services for the Portfolio contemplated by this Part A consistent with the Glass-Steagall Act and other applicable banking laws and regulations. However, future changes in either Federal or state statutes and regulations concerning the permissible activities of banks and their affiliates, as well as future judicial or administrative decisions or interpretations of present and future statutes and regulations, might prevent BIAM from continuing to perform those services for the Portfolio. If the circumstances described above should change, the trustees of Worldwide Portfolios would review the relationships with BIAM and consider taking all actions appropriate under the circumstances.


ADVISORY FEES

          Under the Investment Advisory Agreement for the Portfolio, the Advisor is compensated for its services to the Portfolio by the payment of a fee at the annual rate of 0.90% of the average daily net assets of the Portfolio. Until at least April 30, 1998, the Advisor has agreed voluntarily to waive the investment advisory fee paid by the Portfolio under the Investment Advisory Agreement to the extent that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee and custodian fees, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceed 1.00% of the Portfolio's average daily net assets for that fiscal year. Any reduction in the advisory fee paid by the Portfolio will also reduce the pro rata share of the advisory fee borne indirectly by the investors in the Portfolio.

          The Portfolio pays no fees directly to the Sub-Advisor. The Sub-Advisor will receive from the Advisor a fee at the annual rate of 0.45% of the average daily net assets of the Portfolio. During certain periods, the Sub-Advisor may voluntarily waive all or a portion of its fee under the Sub-Advisory Agreement, which will not affect the fee paid by the Portfolio to the Advisor.


          See Item 16 in Part B for more information about the Portfolio's service providers, their fees and Portfolio expenses.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

          Worldwide Portfolios is a Delaware business trust organized on May 31, 1996. The Portfolio was established on May 31, 1996, as a series or fund under Worldwide Portfolios. Currently, all of the outstanding interests in the Portfolio are owned by three mutual fund investors, whose outstanding shares are offered to the public.

          Worldwide Portfolios is authorized to issue an unlimited number of interests in series. Currently, the series comprising the Berger/BIAM International Portfolio is the only series established under Worldwide Portfolios, although others may be added in the future.

          Under Delaware law, investors in Worldwide Portfolios will enjoy the same limitations on personal liability as extended to stockholders of a Delaware corporation. Further, the Trust Instrument of Worldwide Portfolios provides that no investor shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to, Worldwide Portfolios or any particular series (fund) of Worldwide Portfolios. However, the principles of law governing the limitations of liability of beneficiaries of a business trust have not been authoritatively established as to business trusts organized under the laws of one jurisdiction but operating or owning property in other jurisdictions. In states that have adopted legislation containing provisions comparable to the Delaware Business Trust Act, it is believed that the limitation of liability of beneficial owners provided by Delaware law should be respected. In those jurisdictions that have not adopted similar legislative provisions, it is possible that a court might hold that investors in Worldwide Portfolios are not entitled to the limitations of liability set forth in Delaware law or the Trust Instrument and, accordingly, that they may be personally liable for the obligations of Worldwide Portfolios.

          In order to protect investors from such potential liability, Worldwide Portfolios' Trust Instrument requires that every written obligation of Worldwide Portfolios or any series thereof contain a statement to the effect that such obligation may only be enforced against the assets of Worldwide Portfolios or such series. The Trust Instrument also provides for indemnification from the assets of the relevant series for all losses and expenses incurred by any investor by reason of being or having been an investor, and that Worldwide Portfolios shall, upon request, assume the defense of any such claim made against such investor for any act or obligation of the relevant series and satisfy any judgment thereon from the assets of that series.

          As a result, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations. Worldwide Portfolios believes that, in view of the above, the risk of personal liability to investors in Worldwide Portfolios is remote. The trustees intend to conduct the operations of Worldwide Portfolios and the Portfolio so as to avoid, to the extent possible, liability of investors for liabilities of Worldwide Portfolios or the Portfolio.

          Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Interests in the Portfolio have no preemptive rights, and since the Portfolio has only one class of securities there are no sinking funds or arrearage provisions which may affect the rights of interests in the Portfolio. Investors have no conversion or subscription rights.

          The Portfolio determines its net income and realized capital gains, if any, on each business day and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination in accordance with their interests, as set forth in the Trust Instrument.

          Under its anticipated method of operation, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be allocated a share (as determined in accordance with the governing instruments of Worldwide Portfolios) of the Portfolio's ordinary income and capital gain. The determination of such allocated share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

          For more information on tax matters, see Item 20 in Part B.

          Investor inquiries regarding Worldwide Portfolios may be directed to Worldwide Portfolios at 210 University Blvd., Suite 900, Denver, Colorado 80202, 1-303-329-0200.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED

          Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act.

          Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day on which the net asset value is determined. The net asset value of the Portfolio is determined at the close of the regular trading session of the New York Stock Exchange (the "Exchange") (normally 4:00 p.m., New York time) each day that the Exchange is open. The net asset value of the Portfolio is determined by dividing the total value of its assets, less liabilities, by the total number of beneficial interests outstanding.

          The Portfolio's securities and other assets are valued as follows: securities listed or traded primarily on national exchanges, The Nasdaq Stock Market and foreign exchanges are valued at the last sale price on such markets, or, if such a price is lacking for the trading period immediately preceding the time of determination, such securities are valued at the mean of their current bid and asked prices. Securities that are traded in the over-the-counter market are valued at the mean between their current bid and asked prices. The market value of individual securities held by the Portfolio will be determined by using prices provided by pricing services which provide market prices to other mutual funds or, as needed, by obtaining market quotations from independent broker/dealers. Short-term money market securities maturing within 60 days are valued on the amortized cost basis, which approximates market value. All assets and liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers shortly before the close of the Exchange. Securities and assets for which quotations are not readily available or are not representative of market value may be valued at fair values determined in good faith pursuant to consistently applied procedures established by the trustees.

          Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the Exchange. The values of foreign securities used in computing the net asset value of the Portfolio are determined as of the earlier of such market close or the closing time of the Exchange. Occasionally, events affecting the value of such securities may occur between the times at which they are determined and the close of the Exchange, or when the foreign market on which such securities trade is closed but the Exchange is open, which will not be reflected in the computation of net asset value. If during such periods, events occur which materially affect the value of such securities, the securities may be valued at their fair value as determined in good faith pursuant to consistently applied procedures established by the trustees.

          The Portfolio's securities may be listed primarily on foreign exchanges or over-the-counter dealer markets which may trade on days when the Exchange is closed (such as customary U.S. holidays) and the Portfolio's net asset value is not calculated. As a result, the net asset value of the Portfolio may be significantly affected by such trading on days when investors cannot purchase or redeem interests in the Portfolio.

          The Portfolio does not impose any front end sales load or redemption fee on any purchase or redemption of an interest in the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments should be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

          The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order. No share certificate will be issued representing interests in the Portfolio.

ITEM 8.  REDEMPTION OR REPURCHASE

          An investor in the Portfolio may redeem or withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to Worldwide Portfolios by the designated cutoff time for each accredited investor. The proceeds of a redemption or withdrawal will be paid by Worldwide Portfolios in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Worldwide Portfolios, on behalf of the Portfolio, reserves the right to pay redemptions in kind. See Item 19 in Part B. Investments in the Portfolio may not be transferred.


          The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS

          None.

                                        PART B

Item 10.  Cover Page

          This Part B sets forth information which may be of interest to investors but which is not necessarily included in Part A as it may be amended from time to time. This Part B should be read only in conjunction with Part A, a copy of which may be obtained by an investor without charge by writing Worldwide Portfolios or calling 1-800-706-0539.

ITEM 11.  TABLE OF CONTENTS

General Information and History                                            B-1
Investment Objective and Policies                                          B-1
Management of the Registrant                                               B-9
Control Persons and Principal Holders of Securities                        B-14
Investment Advisory and Other Services                                     B-14
Brokerage Allocation and Other Practices                                   B-16
Capital Stock and Other Securities                                         B-17
Purchase, Redemption, and Pricing of Securities
 Being Offered                                                             B-18
Tax Status                                                                 B-18
Underwriters                                                               B-20
Calculation of Performance Data                                            B-20
Financial Statements                                                       B-20
Appendix                                                                   B-21

ITEM 12.  GENERAL INFORMATION AND HISTORY

          Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES

          The investment objective of the Portfolio is long-term capital appreciation. The Portfolio does not invest to provide current income, although some income may be produced while managing the Portfolio.

INVESTMENT POLICIES

          Part A discusses the investment objective of the Portfolio and the primary policies to be employed to achieve that objective. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

          COMMON AND PREFERRED STOCKS. Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis. Profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay dividends, the Portfolio may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividends. Such investments would be made primarily for their capital appreciation potential. All investments in stocks are subject to market risk, meaning that their prices may move up and down with the general stock market, and that such movements might reduce their value.

          DEBT SECURITIES. Debt securities (such as bonds or debentures) are fixed-income securities which bear interest and are issued by corporations or governments. The issuer has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal on a specific maturity date. In addition to market risk, debt securities are generally subject to two other kinds of risk: credit risk and interest rate risk. Credit risk refers to the ability of the issuer to meet interest or principal payments as they come due. The lower the rating given a security by a rating service (such as Moody's Investor Service ("Moody's") and Standard & Poor's ("S&P")), the greater the credit risk the rating service perceives with respect to that security. The Portfolio will not purchase any nonconvertible securities rated below investment grade (Ba or lower by Moody's, BB or lower by S&P). In cases where the ratings assigned by more than one rating agency differ, the Portfolio will consider the security as rated in the higher category. If nonconvertible securities purchased by the Portfolio are downgraded to below investment grade following purchase, the trustees of Worldwide Portfolios, in consultation with the Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances. For a further discussion of debt security ratings, see Appendix A to this Part B.

          Interest rate risk refers to the fact that the value of fixed-income securities (like debt securities) generally fluctuates in response to changes in interest rates. A decrease in interest rates will generally result in an increase in the price of fixed-income securities held by the Portfolio. Conversely, during periods of rising interest rates, the value of fixed-income securities held by the Portfolio will generally decline. Longer-term securities are generally more sensitive to interest rate changes and are more volatile than shorter-term securities, but they generally offer higher yields to compensate investors for the associated risks.

          FOREIGN SECURITIES. Investments in foreign securities involve some risks that are different from the risks of investing in securities of U.S. issuers, such as the risk of adverse political, social, diplomatic and economic developments and, with respect to certain countries, the possibility of expropriation, taxes imposed by foreign countries or limitations on the removal of monies or other assets of the Portfolio. Moreover, the economies of individual foreign countries will vary in comparison to the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Securities of some foreign companies, particularly those in developing countries, are less liquid and more volatile than securities of comparable domestic companies. Investing in the securities of developing countries may involve exposure to economic structures that are less diverse and mature, and to political systems that can be expected to have less stability than developed countries. The Portfolio's investments may include American Depositary Receipts
(ADRs). The Portfolio may also invest in European Depositary Receipts (EDRs) which are similar to ADRs, in bearer form, designed for use in the European securities markets, and in Global Depositary Receipts (GDRs). Some of the companies in which the Portfolio invests may be considered passive foreign investment companies (PFICs), which are described in greater detail below.

          There also may be less publicly available information about foreign issuers and securities than domestic issuers and securities, and foreign issuers generally are not subject to accounting, auditing and financial reporting standards, requirements and practices comparable to those applicable to domestic issuers. Also, there is generally less government supervision and regulation of exchanges, brokers, financial institutions and issuers in foreign countries than there is in the U.S. Foreign financial markets typically have substantially less volume than U.S. markets. Foreign markets also have different clearance and settlement procedures and, in certain markets, delays or other factors could make it difficult to effect transactions, potentially causing the Portfolio to experience losses or miss investment opportunities.

          Costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. The Portfolio will incur greater costs in maintaining assets in foreign jurisdictions and in buying and selling foreign securities generally, resulting in part from converting foreign currencies into U.S. dollars. In addition, the Portfolio might have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts, which may heighten the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

          Since the Portfolio will invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of the investments in its portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. If the currency in which a security is denominated appreciates against the U.S. dollar, the dollar value of the security will increase. Conversely, a decline in the exchange rate of the currency would adversely affect the value of the securities expressed in dollars. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets, which are in turn affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

          PASSIVE FOREIGN INVESTMENT COMPANIES (PFICs). The Portfolio may purchase the securities of certain foreign investment funds or trusts considered Passive Foreign Investment Companies (PFICs) under U.S. tax laws. In addition to bearing their proportionate share of the Portfolio's expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of such PFIC. PFIC investments also may be subject to less favorable U.S. tax treatment, as discussed in Item 20 below.

          SECTOR FOCUS. A significant portion of the Portfolio's assets may be invested in a relatively small number of related industries. However, the Portfolio will not concentrate 25% or more of its total assets in any one industry. Sector focus may increase both market risk (share price volatility) and liquidity risk.

          HEDGING TRANSACTIONS. As described in Part A, the Portfolio is authorized to make limited commitments in certain foreign currency forward contracts, but only for the purpose of hedging, that is, protecting against the risk of market movements that may adversely affect the value (in foreign currency or U.S. dollar terms) of the Portfolio's securities or the price of securities that the Portfolio is considering purchasing. A hedging transaction may partially protect the Portfolio from a decline in the value of a particular security or its portfolio generally, although the cost of the transaction will reduce the potential return on the security or the portfolio. In addition, hedging transactions do not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire.

          Use of these instruments by the Portfolio involves the potential for a loss that may exceed the Portfolio's initial commitment to a forward contract. However, the Portfolio is permitted to use forwards for hedging purposes only, and only if the aggregate amount of its obligations under these contracts does not exceed the total market value of the assets the Portfolio is attempting to hedge, such as a portion or all of its exposure to equity securities denominated in a particular currency. To help ensure that the Portfolio will be able to meet its obligations under forward contracts entered into by the Portfolio, the Portfolio will be required to maintain liquid assets in a segregated account with its custodian bank or to set aside portfolio securities to "cover" its position in these contracts.

          The principal risks of the Portfolio utilizing forward contracts are:
(a) losses resulting from market movements not anticipated by the Portfolio;
(b) possible imperfect correlation between movements in the prices of forwards and movements in the prices of the securities or positions hedged or used to cover such positions; (c) lack of assurance that a liquid secondary market will exist for any particular contract at any particular time; and (d) the need for additional information and skills beyond those required for the management of a portfolio of traditional securities. In addition, when the Portfolio enters into an over-the-counter contract with a counterparty, the Portfolio will assume counterparty credit risk, that is, the risk that the counterparty will fail to perform its obligations, in which case the Portfolio could be worse off than if the contract had not been entered into.

          Any utilization of forwards or any other hedging technique (investing, for example, in futures or options) is subject to policies and procedures which may be established and changed by the trustees from time to time without shareholder vote. Currently, the Portfolio is authorized to invest only in forward contracts for hedging purposes and is not permitted to invest in futures or options. If the trustees ever authorize the Portfolio to invest in futures or options, such investments would be permitted solely for hedging purposes, and the Portfolio would not be permitted to invest more than 5% of its net assets at the time of purchase in initial margins for financial futures transactions and premiums for options. In addition, the Advisor or Sub-Advisor may be required to obtain bank regulatory approval before the Portfolio engages in futures and options transactions. The following information should be read in conjunction with the information concerning the Portfolio's investment in forwards and the risks of such investments contained in Part A.

          FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. A forward contract is an agreement between two parties in which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future and the other party is obligated to pay a specified invoice amount for the asset at the time of delivery. The Portfolio currently intends that the only forward contracts or commitments that it might enter into are forward foreign currency exchange contracts and that it may enter into such contracts solely for hedging purposes, although the Portfolio may enter into additional forms of forward contracts or commitments in the future for hedging purposes if they become available and advisable in light of the Portfolio's objective and investment policies.
Forward contracts generally are negotiated in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized, exchange-traded contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated exchange.

          The following discussion summarizes the Portfolio's principal uses of forward foreign currency exchange contracts ("forward currency contracts"). The Portfolio may enter into forward currency contracts with aggregate stated contract values of up to the value of the Portfolio's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency). The Portfolio will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price (in terms of a specified currency) for securities it has agreed to buy or sell ("transaction hedge"). The Portfolio also may hedge some or all of its investments denominated in foreign currency against a decline in the value of that currency relative to the U.S. dollar by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose price movements are expected to have a high degree of correlation with the currency being hedged) approximating the value of some or all of its portfolio securities denominated in that currency ("position hedge"). The Portfolio also may enter into a forward currency contract with respect to a currency where the Portfolio is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge").

          These types of hedging minimize the effect of currency appreciation as well as depreciation, but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on the Portfolio's foreign currency denominated portfolio securities. The matching of the increase in value of a forward foreign currency exchange contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting the Portfolio's currency exposure from one foreign currency to another limits the Portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to the Portfolio if the Sub-Advisor's projection of future exchange rates is inaccurate.

          The Portfolio will cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in the currency underlying the forward contract or the currency being hedged. To the extent that the Portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Portfolio's custodian will segregate cash or liquid assets having a value equal to the aggregate amount of the Portfolio's commitments under forward contracts entered into. If the value of the securities used to cover a position or the value of segregated assets declines, the Portfolio must find alternative cover or segregate additional cash or liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of the Portfolio's commitments with respect to such contracts.

          While forward contracts are not currently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event, the Portfolio's ability to utilize forward contracts may be restricted. The Portfolio may not always be able to enter into forward contracts at attractive prices and may be limited in its ability to use these contracts to hedge Portfolio assets. In addition, when the Portfolio enters into a privately negotiated forward contract with a counterparty, the Portfolio assumes counterparty credit risk, that is, the risk that the counterparty will fail to perform its obligations, in which case the Portfolio could be worse off than if the contract had not been entered into. Unlike many exchange-traded futures contracts and options on futures, there are no daily price fluctuation limits with respect to forward contracts and other negotiated or over-the-counter instruments, and with respect to those contracts, adverse market movements could therefore continue to an unlimited extent over a period of time. However, the Portfolio intends to monitor its investments closely and will attempt to renegotiate or close its positions when the risk of loss to the Portfolio becomes unacceptably high.


          CONVERTIBLE SECURITIES. The Portfolio may also purchase debt or equity securities which are convertible into common stock when the Sub-Advisor believes they offer the potential for a higher total return than nonconvertible securities. While fixed income securities generally have a priority claim on a corporation's assets over that of common stock, some of the convertible securities which the Portfolio may hold are high-yield/high-risk securities that are subject to special risks, including the risk of default in interest or principal payments which could result in a loss of income to the Portfolio or a decline in the market value of the securities. Convertible securities often display a degree of market price volatility that is comparable to common stocks. The credit risk associated with convertible securities generally is reflected by their ratings assigned by organizations such as Moody's Investors Service, Inc., and Standard & Poor's Corporation, or a similar determination of creditworthiness by the Sub-Advisor. The Portfolio has no pre-established minimum quality standards for convertible securities and may invest in convertible securities of any quality, including lower rated or unrated securities. However, the Portfolio will not invest in any security in default at the time of purchase or in any nonconvertible debt securities rated below investment grade, and the Portfolio will invest less than 20% of the market value of its assets at the time of purchase in convertible securities rated below investment grade. If convertible securities purchased by the Portfolio are downgraded following purchase, or if other circumstances cause 20% or more of the Portfolio's assets to be invested in convertible securities rated below investment grade, the trustees of Worldwide Portfolios, in consultation with the Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances. For a further discussion of debt security ratings, see Appendix A to Part B.

          SECURITIES OF SMALLER COMPANIES. The Portfolio may invest in securities of companies with small or mid-sized market capitalizations. Market capitalization is defined as total current market value of a company's outstanding common stock. Investments in companies with smaller market capitalizations may involve greater risks and price volatility (that is, more abrupt or erratic price movements) than investments in larger, more mature companies since smaller companies may be at an earlier stage of development and may have limited product lines, reduced market liquidity for their shares, limited financial resources or less depth in management than larger or more well established companies. Smaller companies also may be less significant factors within their industries and may have difficulty withstanding competition from larger companies. While smaller companies may be subject to these additional risks, they may also realize more substantial growth than larger or more well established companies.

          LENDING OF SECURITIES. As discussed in Part A, the Portfolio may lend its securities to qualified institutional investors who need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failures to deliver securities, or completing arbitrage operations. By lending its securities, the Portfolio will be attempting to generate income through the receipt of interest on the loan which, in turn, can be invested in additional securities to pursue the Portfolio's investment objective. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Portfolio. The Portfolio may lend its portfolio securities to qualified brokers, dealers, banks or other financial institutions, so long as the terms, the structure and the aggregate amount of such loans are not inconsistent with the Investment Company Act of 1940, or the Rules and Regulations or interpretations of the Securities and Exchange Commission (the "Commission") thereunder, which currently require that (a) the borrower pledge and maintain with the Portfolio collateral consisting of cash, an irrevocable letter of credit or securities issued or guaranteed by the U.S. government having a value at all times not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the borrower "marks to the market" on a daily basis), (c) the loan be made subject to termination by the Portfolio at any time and (d) the Portfolio receive reasonable interest on the loan, which interest may include the Portfolio's investing cash collateral in interest bearing short-term investments, and
(e) the Portfolio receive all dividends and distributions on the loaned securities and any increase in the market value of the loaned securities.

          The Portfolio bears a risk of loss in the event that the other party to a securities lending transaction defaults on its obligations and the Portfolio is delayed in or prevented from exercising its rights to dispose of the collateral, including the risk of a possible decline in the value of the collateral securities during the period in which the Portfolio seeks to assert these rights, the risk of incurring expenses associated with asserting these rights and the risk of losing all or a part of the income from the transaction. The Portfolio will not lend its portfolio securities if, as a result, the aggregate value of such loans would exceed 33-1/3% of the value of the Portfolio's total assets. Loan arrangements made by the Portfolio will comply with all other applicable regulatory requirements, including the rules of the Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of three business days. All relevant facts and circumstances, including creditworthiness of the broker, dealer or institution, will be considered in making decisions with respect to the lending of securities, subject to review by Worldwide Portfolio's trustees.

          ILLIQUID AND RESTRICTED SECURITIES. The Portfolio is authorized to invest in securities which are illiquid or not readily marketable because they are subject to restrictions on their resale ("restricted securities") or because, based upon their nature or the market for such securities, no ready market is available. However, the Portfolio may not purchase any security, the purchase of which would cause the Portfolio to invest more than 15% of its net assets, measured at the time of purchase, in illiquid securities. Investments in illiquid securities involve certain risks to the extent that the Portfolio may be unable to dispose of such a security at the time desired or at a reasonable price or, in some cases, may be unable to dispose of it at all. In addition, in order to resell a restricted security, the Portfolio might have to incur the potentially substantial expense and delay associated with effecting registration. If securities become illiquid following purchase or other circumstances cause more than 15% of the Portfolio's net assets to be invested in illiquid securities, the trustees of Worldwide Portfolios, in consultation with the Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances.

          Repurchase agreements maturing in more than seven days will be considered as illiquid for purposes of this restriction. Pursuant to guidelines established by the trustees, the Portfolio's Sub-Advisor will determine whether securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 should be treated as illiquid investments considering, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wanting to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and
(4) the nature of the security and the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer). The liquidity of the Portfolio's investments in Rule 144A securities could be impaired if qualified institutional buyers become uninterested in purchasing these securities.

          REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements with various financial organizations, including commercial banks, registered broker-dealers and registered government securities dealers. A repurchase agreement is a means of investing cash for a short period. A repurchase agreement is an agreement under which the Portfolio acquires a debt security (generally a security issued or guaranteed by the U.S. government or an agency thereof, a banker's acceptance or a certificate of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed upon price and date (normally, the next business day). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by the Portfolio and is unrelated to the interest rate on the underlying instrument.

          In these transactions, the securities acquired by the Portfolio (including accrued interest earned thereon) must have a total value equal to or in excess of the value of the repurchase agreement and are held by the Portfolio's custodian bank until repurchased. In addition, the trustees will establish guidelines and standards for review by the Sub-Advisor of the creditworthiness of any bank, broker or dealer party to a repurchase agreement with the Portfolio. The Portfolio will not enter into a repurchase agreement maturing in more than seven days if as a result more than 15% of the Portfolio's net assets would be invested in such repurchase agreements and other illiquid securities.

          The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Portfolio may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the bankruptcy or other laws, a court may determine that the underlying security is collateral for a loan by the Portfolio not within the control of the Portfolio and therefore the realization by the Portfolio on such collateral may automatically be stayed. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. Although these risks are acknowledged, it is expected that they can be controlled through careful monitoring procedures.

          SECURITIES OF COMPANIES WITH LIMITED OPERATING HISTORIES. The Portfolio may invest in securities of companies with limited operating histories. The Portfolio considers these to be securities of companies with a record of less than three years' continuous operation, even including the operations of any predecessors and parents. (These are sometimes referred to as "unseasoned issuers.") These companies by their nature have only a limited operating history which can be used for evaluating the company's growth prospects. As a result, investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the company's management and less emphasis on fundamental valuation factors than would be the case for more mature companies. In addition, many of these companies may also be small companies and involve the risks and price volatility associated with smaller companies.

          SPECIAL SITUATIONS. The Portfolio may also invest in special situations, that is, in common stocks of companies that have recently experienced or are anticipated to experience a significant change in structure, management, products or services. Examples of special situations are companies being reorganized or merged, companies having unusual new products, or which enjoy particular tax advantages, or companies that are run by new management or may be probable takeover candidates. The opportunity to invest in special situations, however, is limited and depends in part on the market's assessment of these issuers and their circumstances. In addition, stocks of companies in special situations may be more volatile, since the market value of these stocks may decline if an anticipated event or benefit does not materialize.

          WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase and sell securities on a when-issued or delayed delivery basis. However, the Portfolio does not currently intend to purchase or sell securities on a when-issued or delayed delivery basis, if as a result more than 5% of its net assets taken at market value at the time of purchase would be invested in such securities. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price or yield. However, the yield on a comparable security available when delivery takes place may vary from the yield on the security at the time that the when-issued or delayed delivery transaction was entered into. Any failure to consummate a when-issued or delayed delivery transaction may result in the Portfolio missing the opportunity of obtaining a price or yield considered to be advantageous. When-issued and delayed delivery transactions may generally be expected to settle within one month from the date the transactions are entered into, but in no event later than 90 days. However, no payment or delivery is made by the Portfolio until it receives delivery or payment from the other party to the transaction.

          When the Portfolio purchases securities on a when-issued basis, it will maintain in a segregated account with its custodian cash, U.S. government securities or other liquid assets having an aggregate value equal to the amount of such purchase commitments, until payment is made. If necessary, additional assets will be placed in the account daily so that the value of the account will equal or exceed the amount of the Portfolio's purchase commitments.


          PORTFOLIO TURNOVER. Although the annual portfolio turnover rate of the Portfolio will vary, it is normally expected to range from 25% to 75%. In pursuit of the Portfolio's investment objective, the Sub-Advisor continuously monitors the Portfolio's investments and makes portfolio changes whenever changes in investment themes, the fundamentals of any portfolio company or the price of any portfolio security indicate to the Sub-Advisor that more attractive alternatives exist or that the Portfolio's investment objective could be better achieved by investment in another security, regardless of portfolio turnover.
In addition, portfolio turnover may increase as a result of large amounts of purchases and redemptions of interests in the Portfolio due to economic, market or other factors that are not within the control of management.

INVESTMENT RESTRICTIONS


          The Portfolio has adopted certain fundamental and non-fundamental restrictions on its investments and other activities. Fundamental restrictions may not be changed without the approval of (i) 67% or more of the total beneficial interest of the Portfolio present at a meeting of investors thereof if the holders of more than 50% of the total beneficial interest are present or represented by proxy, or (ii) more than 50% of the total beneficial interest of the Portfolio. Non-fundamental restrictions may be changed in the future by action of the trustees without shareholder vote.


          The following fundamental restrictions apply to the Portfolio. The Portfolio may not:

          1. With respect to 75% of the Portfolio's total assets, purchase the securities of any one issuer (except U.S. government securities) if immediately after and as a result of such purchase (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 5% of the value of the Portfolio's total assets or (b) the Portfolio owns more than 10% of the outstanding voting securities of such issuer.

          2. Invest in any one industry (other than U.S. government securities) 25% or more of the value of its total assets at the time of such investment.

          3. Borrow money, except from banks for temporary or emergency purposes in amounts not to exceed 25% of the Portfolio's total assets (including the amount borrowed) taken at market value, nor pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness and then only if such pledging, mortgaging or hypothecating does not exceed 25% of the Portfolio's total assets taken at market value. When borrowings exceed 5% of the Portfolio's total assets, the Portfolio will not purchase portfolio securities.

          4. Act as a securities underwriter (except to the extent the Portfolio may be deemed an underwriter under the Securities Act of 1933 in disposing of a security), issue senior securities (except to the extent permitted under the Investment Company Act of 1940), invest in real estate (although it may purchase shares of a real estate investment trust), or invest in commodities or commodity contracts except financial futures transactions, futures contracts on securities and securities indices and options on such futures, forward foreign currency exchange contracts, forward commitments or securities index put or call options.

          5. Make loans, except that the Portfolio may enter into repurchase agreements and may lend portfolio securities in accordance with the Portfolio's investment policies. The Portfolio does not, for this purpose, consider the purchase of all or a portion of an issue of publicly distributed bonds, bank loan participation agreements, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, to be the making of a loan.

          In applying the industry concentration investment restriction (no. 2 above), the Portfolio uses the industry groups designated by the Financial Times World Index Service.

          The trustees have adopted additional non-fundamental investment restrictions for the Portfolio. These limitations may be changed by the trustees without a vote of investors. The non-fundamental investment restrictions include the following:

          1. With respect to 100% of the Portfolio's total assets, the Portfolio may not purchase the securities of any one issuer (except U.S. government securities) if immediately after and as a result of such purchase
(a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 5% of the value of the Portfolio's total assets or (b) the Portfolio owns more than 10% of the outstanding voting securities of such issuer.


          2. The Portfolio may not purchase securities on margin from a broker or dealer, except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of transactions, and may not make short sales of securities. This limitation shall not prohibit or restrict the Portfolio from entering into futures, forwards and options contracts or from making margin payments and other deposits in connection therewith.

          3. The Portfolio may not purchase the securities of any other investment company, except by purchase in the open market involving no commission or profit to a sponsor or dealer (other than the customary broker's commission).

          4. The Portfolio may not invest in companies for the purposes of exercising control of management.

          5. The Portfolio may not purchase any security, including any repurchase agreement maturing in more than seven days, which is not readily marketable, if more than 15% of the net assets of the Portfolio, taken at market value at the time of purchase would be invested in such securities.

          6. The Portfolio may not enter into any futures, forwards or options, except that only for the purpose of hedging, the Portfolio may enter into forward foreign currency exchange contracts with stated contract values of up to the value of the Portfolio's assets.

          7. The Portfolio may not purchase or sell securities on a when-issued or delayed delivery basis, if as a result more than 5% of its net assets taken at market value at the time of purchase would be invested in such securities.


ITEM 14. MANAGEMENT OF THE REGISTRANT

          The trustees and executive officers of Worldwide Portfolios are listed below, together with information which includes their principal occupations during the past five years and other principal business affiliations. The trustees and executive officers of the Trust also serve in the same capacities as trustees and officers of Worldwide Portfolios.


          MICHAEL OWEN, 412 Reid Hall, Montana State University, Bozeman, MT
               59717, age 60. Since 1994, Dean, and from 1989 to 1994, a member of the Finance faculty, of the College of Business, Montana State University. Self-employed as a financial and management consultant, and in real estate development. Formerly (1976-1989), Chairman and Chief Executive Officer of Royal Gold, Inc. (mining). Chairman of the Board of Berger 100 Fund and Berger Growth and Income Fund. Chairman of the Trustees of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

*         GERARD M. LAVIN, 210 University Boulevard, Suite 900, Denver, CO
               80206, age 55. President and a director of Berger 100 Fund and Berger Growth and Income Fund, and President and a trustee of Berger Investment Portfolio Trust and Berger Omni Investment Trust, since February 1997. President and a trustee of Berger/BIAM Worldwide Portfolios Trust and Berger/BIAM Worldwide Funds Trust since their inception in May 1996. President and a trustee of Berger Institutional Products Trust since its inception in October 1995. President and a director since April 1995 of Berger Associates, Inc. Member and Chairman of the Board of Managers and Chief Executive Officer on the Management Committee of BBOI Worldwide LLC since November 1996. A Vice President of DST Systems, Inc. (data processing) since July 1995. Formerly President and Chief Executive Officer of Investors Fiduciary Trust Company (banking) from February 1992 to March 1995 and Chief Operating Officer of SunAmerica Asset Management Co. (money management) from January 1990 to February 1992.

          DENNIS E. BALDWIN, 3481 South Race Street, Englewood, CO  80110, age
               69. President, Baldwin Financial Counseling. Formerly (1978-1990), Vice President and Denver Office Manager of Merrill Lynch Capital Markets. Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

*         WILLIAM M. B. BERGER, 210 University Boulevard, Suite 900, Denver, CO
               80206, age 72. Director and, formerly, President (1974-1994) of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust since its inception in August 1993 (Chairman of the Trustees through November 1994). Trustee of Berger Institutional Products Trust since its inception in October 1995. Trustee of Berger/BIAM Worldwide Funds Trust and Berger/BIAM Worldwide Portfolios Trust since their inception in May 1996. Trustee of Berger Omni Investment Trust since February 1997. Chairman (since 1994) and a Director (since 1973) and, formerly, President (1973-1994) of Berger Associates, Inc.

          LOUIS R. BINDNER, 1075 South Fox, Denver, CO  80223, age 72.
               President, Climate Engineering, Inc. (building environmental systems). Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

          KATHERINE A. CATTANACH, 384 South Ogden, Denver, CO 80209, age 52.
               Managing Principal, Sovereign Financial Services, L.L.C. (investment consulting firm). Formerly (1981-1988), Executive Vice President, Captiva Corporation, Denver, Colorado (private investment management firm). Ph.D. in Finance (Arizona State University); Chartered Financial Analyst (CFA). Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

*         DENIS CURRAN, 20 Horseneck Lane, Greenwich, CT 06830, age 51.
               President and a director since December 1994, and Senior Vice President and a director from September 1991 to December 1994, of Bank of Ireland Asset Management (U.S.) Limited (investment advisory firm). Member of the Board of Managers and Chief Executive Officer on the Management Committee of BBOI Worldwide LLC since November 1996. Trustee of Berger/BIAM Worldwide Funds Trust and Berger/BIAM Worldwide Portfolios Trust since November 1996.

          PAUL R. KNAPP, 33 North LaSalle Street, Suite 1900, Chicago, IL 60602, age 52. Since 1991, Chairman, President, Chief Executive Officer and a director of Catalyst Institute (international public policy research organization focused primarily on financial markets and institutions). Since September 1997, President, Chief Executive Officer and a director of DST Catalyst, Inc. (international financial markets consulting, software and computer services company). Prior thereto (1991 -

               September 1997), Chairman, President, Chief Executive Officer and a director of Catalyst Consulting (international financial institutions business consulting firm). Prior thereto (1988-1991), President, Chief Executive Officer and a director of Kessler Asher Group (brokerage, clearing and trading firm). Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

          HARRY T. LEWIS, JR., 370 17th Street, Suite 3560, Denver, CO 80202, age 64. Self-employed as a private investor. Formerly (1981-1988), Senior Vice President, Rocky Mountain Region, of Dain Bosworth Incorporated and member of that firm's Management Committee. Director of J.D. Edwards & Co. (computer software company) since 1995. Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

          WILLIAM SINCLAIRE, 3049 S. Perry Park Road, Sedalia, CO  80135, age
               69. President, Sinclaire Cattle Co., and private investor. Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

*         CRAIG D. CLOYED, 210 University Boulevard, Suite 900, Denver, CO
               80206, age 51. Vice President of Berger/BIAM Worldwide Funds Trust and Berger/BIAM Worldwide Portfolios Trust since their inception in May 1996. Vice President of Berger Omni Investment Trust since February 1997. Also, Senior Vice President (since January 1997), Vice President (August 1995 to January 1997) and Chief Marketing Officer (since August 1995) of Berger Associates, Inc., and President, CEO and a director of Berger Distributors, Inc., since its inception in May 1996. Formerly (September 1989 to August 1995), Senior Vice President of INVESCO Funds Group (mutual funds).

*         KEVIN R. FAY, 210 University Boulevard, Suite 900, Denver, CO  80206,
               age 42. Vice President, Secretary and Treasurer of Berger 100 Fund and Berger Growth and Income Fund since October 1991, of Berger Investment Portfolio Trust since its inception in August 1993, of Berger Institutional Products Trust since its inception in October 1995, of Berger/BIAM Worldwide Funds Trust and Berger/BIAM Worldwide Portfolios Trust since their inception in May 1996, and of Berger Omni Investment Trust since February 1997. Also, Senior Vice President-Finance and Administration (since January 1997), Vice President-Finance and Administration (September 1991 to January 1997), Secretary and Treasurer (since September 1991) of Berger Associates, and a director of Berger Distributors, Inc., since its inception in May 1996. Formerly, Financial Consultant (registered representative) with Neidiger Tucker Bruner, Inc. (broker-dealer) (October 1989 to September
               1991) and Financial

               Consultant with Merrill Lynch, Pierce, Fenner & Smith, Inc. (October 1985 to October 1989).

--------------

* Interested person (as defined in the Investment Company Act of 1940) of the Portfolio and of the Portfolio's Advisor or Sub-Advisor.

TRUSTEE COMPENSATION

          Officers of Worldwide Portfolios receive no compensation from Worldwide Portfolios. However, trustees of Worldwide Portfolios who are not interested persons of the Portfolio's Advisor or Sub-Advisor are compensated for their services according to a fee schedule, allocated among the Berger Funds. Neither the officers of Worldwide Portfolios nor the trustees receive any form of pension or retirement benefit compensation from Worldwide Portfolios.

          Set forth below is information regarding compensation paid or accrued during the fiscal year ended September 30, 1997, for each trustee of Worldwide Portfolios and of the other Berger Funds.

--------------------------------------------------------------------------------
     NAME AND POSITION WITH                 AGGREGATE          AGGREGATE
          BERGER FUNDS                     COMPENSATION      COMPENSATION
                                              FROM               FROM
                                               THE            ALL BERGER
                                          PORTFOLIO(1)         FUNDS(2)
--------------------------------------------------------------------------------
 Dennis E. Baldwin(3)                         $877              $45,100
--------------------------------------------------------------------------------

 William M.B. Berger(3),(4)                    $0                 $0
--------------------------------------------------------------------------------

 Louis R. Bindner(3)                          $817              $41,200
--------------------------------------------------------------------------------
 Katherine A. Cattanach(3)                    $877              $45,100
--------------------------------------------------------------------------------

 Lucy Black Creighton(3),(7)                  $861              $41,244
--------------------------------------------------------------------------------

 Denis Curran(4),(6)                           $0                 $0
--------------------------------------------------------------------------------

 Paul R. Knapp(3)                             $841              $43,300
--------------------------------------------------------------------------------

 Gerard M. Lavin(3),(4),(5)                    $0                 $0
--------------------------------------------------------------------------------

 Harry T. Lewis(3)                            $830              $43,300
--------------------------------------------------------------------------------

 Michael Owen(3)                             $1,065             $54,767
--------------------------------------------------------------------------------

 William Sinclaire(3)                         $811              $39,700
--------------------------------------------------------------------------------

(1) Comprised of the portion of the trustee compensation paid by Worldwide Portfolios to its trustees, which is borne indirectly pro rata by the investors in Worldwide Portfolios.

(2) Consisting of Berger 100 Fund, Berger Growth and Income Fund, Berger Investment Portfolio Trust (two series), Berger Institutional Products Trust (four series), Berger/BIAM Worldwide Funds Trust (three series), Berger/BIAM Worldwide Portfolios Trust (one series) and Berger Omni Investment Trust (one series). Of the aggregate amounts shown for each director/trustee, the following amounts were deferred under applicable deferred compensation plans:
Dennis E. Baldwin $30,565; Louis R. Bindner $19,445; Katherine A. Cattanach $44,468; Lucy Black Creighton $32,168; Michael Owen $8,553; William Sinclaire $19,555.

(3) Director of Berger 100 Fund and Berger Growth and Income Fund. Trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger/BIAM Worldwide Funds Trust, Berger/BIAM Worldwide Portfolios Trust and Berger Omni Investment Trust.

(4) Interested person of the Berger/BIAM Worldwide Funds Trust and/or the Portfolio's Advisor or Sub-Advisor.

(5) President of Berger 100 Fund, Berger Growth and Income Fund, Berger Investment Portfolio Trust, Berger/BIAM Worldwide Portfolios Trust, Berger/BIAM Worldwide Funds Trust and Berger Omni Investment Trust.

(6) Trustee of Berger/BIAM Worldwide Funds Trust and Berger/BIAM Worldwide Portfolios Trust.

(7)  Resigned as a director and trustee effective November 1997.

          Trustees may elect to defer receipt of all or a portion of their fees pursuant to a fee deferral plan adopted by Worldwide Portfolios. Under the plan, deferred fees are credited to an account and adjusted thereafter to reflect the investment experience of whichever of the Berger Funds (or approved money market funds) is designated by the trustees for this purpose. Pursuant to an exemptive order of the Commission, Worldwide Portfolios is permitted to purchase shares of the designated funds in order to offset its obligation to the trustees participating in the plan. Purchases made pursuant to the plan are excepted from any otherwise applicable investment restriction limiting the purchase of securities of any other investment company. Worldwide Portfolios' obligation to make payments of deferred fees under the plan is a general obligation of Worldwide Portfolios.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

          As of January 22, 1998, holders of record of 5% or more of the outstanding interests in the Portfolio were as follows:

--------------------------------------------------------------------------------
 INVESTOR                                     PERCENTAGE INTEREST
--------------------------------------------------------------------------------
 Berger/BIAM International Fund               11%
--------------------------------------------------------------------------------
 International Equity Fund                     4%
--------------------------------------------------------------------------------
 Berger/BIAM International CORE Fund          85%
--------------------------------------------------------------------------------

          The address of each of the holders in the table above is 210 University Blvd. #900, Denver, CO 80206. Each is a series of the Berger/BIAM Worldwide Funds Trust, a Delaware business trust. Holders of 25% or more of the interests in the Portfolio may be deemed to be controlling persons of the Portfolio.


          As of the date of this Registration Statement, the officers and trustees of Worldwide Portfolios as a group owned of record or beneficially no interest in the Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

          For information concerning the Advisor and the Sub-Advisor, their controlling persons and affiliates, see Items 5 and 14 above.

          For its services under the Investment Advisory Agreement, the Advisor is paid a fee described in Item 5 of Part A. For its services under the Sub-Advisory Agreement, the Sub-Advisor is also paid a fee described in Item 5 in Part A.

          Under the Investment Advisory Agreement between the Advisor and Berger/BIAM Worldwide Portfolios Trust with respect to the Portfolio, the Advisor oversees, evaluates and monitors the investment advisory services provided to the Portfolio by the Sub-Advisor and is responsible for furnishing general business management and administrative services to the Portfolio.

          The Investment Advisory Agreement will continue in effect until April 1998, and thereafter from year to year if such continuation is specifically approved at least annually by the trustees or by vote of a majority of the outstanding shares of the Portfolio and in either case by vote of a majority of the trustees of Worldwide Portfolios who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Portfolio or the Advisor. The Agreement is subject to termination by the Portfolio or the Advisor on 60 days' written notice, and terminates automatically in the event of its assignment.

          Under the Sub-Advisory Agreement between the Advisor and the Sub-Advisor, the Advisor has delegated day-to-day portfolio management responsibility to the Sub-Advisor. The Sub-Advisor manages the investments in the Portfolio and determines what securities and other investments will be purchased, retained, sold or loaned, consistent with the investment objective and policies established by the trustees of Worldwide Portfolios.

          The Sub-Advisory Agreement will continue in effect until April 1998, and thereafter from year to year if such continuation is specifically approved at least annually by the trustees or by vote of a majority of the outstanding shares of the Portfolio and in either case by vote of a majority of the trustees of Worldwide Portfolios who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Portfolio or the Advisor or the Sub-Advisor. The Sub-Advisory Agreement is subject to termination by the Portfolio, the Advisor or the Sub-Advisor on 60 days' written notice, and terminates automatically in the event of its assignment and in the event of termination of the Investment Advisory Agreement.


          Expenses of the Portfolio include, among others, its pro rata share of the expenses of Worldwide Portfolios of which the Portfolio is a series, such as: expenses of registering Worldwide Portfolios with securities authorities; the compensation of its trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Trust, the Advisor or Sub-Advisor; expenses of preparing reports to investors and to governmental offices and commissions; expenses of meetings of investors and trustees of Worldwide Portfolios; legal fees; and insurance premiums of Worldwide Portfolios. Expenses of the Portfolio also include, among others, the fees payable to the Advisor under the Investment Advisory Agreement; expenses connected with the execution of portfolio transactions, including brokerage commissions on purchases and sales of portfolio securities (which are considered a cost of securities of the Portfolio); custodian fees; auditors' fees; interest and taxes imposed on the Portfolio; transfer agent, recordkeeping and pricing agent fees; and such other non-recurring and extraordinary items as may arise from time to time.


          Until at least April 30, 1998, the Advisor has agreed voluntarily to waive the investment advisory fee paid by the Portfolio under the Investment Advisory Agreement to the extent that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee and custodian fees, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceed 1.00% of the Portfolio's average daily net assets for that fiscal year.

SERVICE ARRANGEMENTS FOR THE PORTFOLIO

          Under the Investment Advisory Agreement between the Advisor and the Portfolio, in addition to providing advisory services, the Advisor is responsible for providing or arranging for all managerial and administrative services necessary for the operations of the Portfolio. The Advisor is responsible for providing certain of these services at its own expense, such as compliance monitoring and investor communications, which have been delegated to Berger Associates as part of a Sub-Administration Agreement. Other services are procured from third party service providers at the Portfolio's own expense, such as custody, recordkeeping and pricing services. The Portfolio has appointed IFTC as recordkeeping and pricing agent to calculate the daily net asset value of the Portfolio and to perform certain accounting and recordkeeping functions required by the Portfolio. In addition, the Portfolio has appointed IFTC as its custodian and transfer agent. IFTC has engaged State Street Bank and Trust Company ("State Street") as sub-custodian for the Portfolio. For custodian, recordkeeping and pricing services, the Portfolio pays fees directly to IFTC based on a percentage of its net assets, subject to certain minimums and reimburses IFTC for certain out-of-pocket expenses.



          For the period October 11, 1996 (commencement of operations) through the end of the Portfolio's first fiscal year on September 30, 1997, the Portfolio paid BBOI Worldwide $560,000 for its services under the Investment Advisory Agreement, which was reduced by a $61,000 advisory fee waiver.

          All of IFTC's fees are subject to reduction pursuant to an agreed formula for certain earnings credits on the cash balances maintained with it as custodian. Earnings credits received by the Portfolio are disclosed on the Portfolio's Statement of Operations in the Annual Report incorporated by reference into this Part B.

OTHER EXPENSE INFORMATION

          The trustees of Worldwide Portfolios have authorized portfolio transactions to be placed on an agency basis through DST Securities, Inc. ("DSTS"), a wholly-owned broker-dealer subsidiary of DST. When transactions are effected through DSTS, the commission received by DSTS is credited against, and thereby reduces, certain operating expenses that the Portfolio would otherwise be obligated to pay. No portion of the commission is retained by DSTS. Approximately 41% of the outstanding shares of DST are owned by KCSI, which also owns all the outstanding shares of Berger Associates. DSTS may be considered an affiliate of Berger Associates due to the ownership interest of KCSI in both DSTS and Berger Associates.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

          Although the Portfolio retains full control over its own investment policies, the Sub-Advisor is authorized to place the portfolio transactions of the Portfolio. A report on the placement of brokerage business is given to the trustees of Worldwide Portfolios every quarter, indicating the brokers with whom portfolio business was placed and the basis for such placement. During the period October 11, 1996 (commencement of operations) to September 30, 1997, the Portfolio paid $234,000 in brokerage commissions.

          The Investment Advisory Agreement that the Portfolio has with the Advisor and the Sub-Advisory Agreement between the Advisor and the Sub-Advisor authorizes and directs portfolio transactions for the Portfolio to be placed only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates. However, the Sub-Advisor is specifically authorized to place such transactions with a broker with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor.

          In accordance with these provisions, the Sub-Advisor may place portfolio brokerage business of the Portfolio with brokers who provide useful research services to the Sub-Advisor. Such research services may include computerized stock quotation and trading services, fundamental and technical analysis data and software, broker and other third-party equity research, computerized stock market and business news services, economic research and account performance data.


          The research services received from brokers could be helpful to the Sub-Advisor in performing its investment advisory responsibilities to the Portfolio, but they are not essential, and the availability of such services from brokers does not reduce the responsibility of the Sub-Advisor's advisory personnel to analyze and evaluate the securities in which the Portfolio invests. The research services obtained as a result of the Portfolio's brokerage business may also be useful to the Sub-Advisor in making investment decisions for its other advisory accounts, and, conversely, information obtained by reason of placement of brokerage business of such other accounts may be used by the Sub-Advisor in rendering investment advice to the Portfolio. Although such research services may be deemed to be of value to the Sub-Advisor, they are not expected to decrease the expenses that the Sub-Advisor would otherwise incur in performing its investment advisory services for the Portfolio nor will the fee that is received by the

Sub-Advisor from the Advisor or the advisory fee received by the Advisor from the Portfolio be reduced as a result of the availability of such research services from brokers.


          The trustees of Worldwide Portfolios have authorized portfolio transactions to be placed on an agency basis through DST Securities, Inc. ("DSTS"), a wholly-owned broker-dealer subsidiary of DST. When transactions are effected through DSTS, the commission received by DSTS is credited against, and thereby reduces, certain operating expenses that the Portfolio would otherwise be obligated to pay. No portion of the commission is retained by DSTS. DSTS may be considered an affiliate of Berger Associates due to the ownership interest of KCSI in both DSTS and Berger Associates.

          In selecting broker and dealers and in negotiating commissions, the Portfolio's Sub-Advisor considers a number of factors, including among others: the Sub-Advisor's knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality; the quality of the execution, clearance and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; and research products or services provided. The trustees have also authorized sales of shares of a fund invested in the Portfolio by a broker-dealer and the recommendations of a broker-dealer to its customers that they purchase shares of those funds to be considered as factors in the selection of broker-dealers to execute portfolio transactions for the Portfolio. In addition, payments made by brokers to the Portfolio or to other persons on behalf of the Portfolio for services provided to the Portfolio for which it would otherwise be obligated to pay may also be considered. In placing portfolio business with any such broker or dealer, the Sub-Advisor of the Portfolio will seek the best execution of each transaction.


ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

          Interests in the Portfolio are fully paid and nonassessable when sold. All interests sold by the Portfolio participate in proportionately in distributions by the Portfolio, and in the residual assets of the Portfolio in the event of its liquidation.

          Investors in the Portfolio and the other series of Worldwide Portfolios generally vote separately on matters relating to those respective series, although they vote together and with the holders of any other series of Worldwide Portfolios issued in the future in the election of trustees and on all matters relating to the trust as a whole. Each investor in the Portfolio is entitled to a vote proportionate to its interest in the Portfolio. Interests in the Portfolio have noncumulative voting rights, which means that the holders of more than 50% of the beneficial interest in the Portfolio voting for the election of trustees can elect 100% of the trustees if they choose to do so and, in such event, the holders of the remaining less than 50% of the interest voting for the election of trustees will not be able to elect any person or persons as trustees. The Portfolio is not required to hold annual investor meetings unless required by the Investment Company Act of 1940 or other applicable law or unless called by the trustees.

          If investors owning at least 10% of the outstanding interest in Worldwide Portfolios so request, a special investors' meeting will be held for the purpose of considering the removal of a trustee. Special meetings will be held for other purposes if the holders of at least 25% of the total beneficial interest in Worldwide Portfolios so request. Subject to certain limitations, Worldwide Portfolios will facilitate appropriate communications by investors desiring to call a special meeting for the purpose of considering the removal of a trustee.

          For additional information concerning interests in the Portfolio, see
Item 6 in Part A.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

          Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part A.

          For a description of the method by which the net asset value of the Portfolio is calculated, see Item 7 in Part A.

          The right of redemption may be suspended for any period during which the Exchange is closed or the Commission determines that trading on the Exchange is restricted, or when there is an emergency as determined by the Commission as a result of which it is not reasonably practicable for the Portfolio to dispose of securities owned by it or to determine the value of its net assets, or for such other period as the Commission may by order permit for the protection of investors in the Portfolio.


          The Portfolio intends to redeem interests only for cash, although it retains the right to redeem interests in kind under unusual circumstances, in order to protect the interests of the remaining investors, by the delivery of securities selected from its assets at its discretion. The Portfolio is, however, governed by Rule 18f-1 under the Investment Company Act of 1940 pursuant to which the Portfolio is obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net assets of the Portfolio during any 90-day period for any one investor. Should redemptions by any investor during any 90-day period exceed such limitation, the Portfolio will have the option of redeeming the excess in cash or in kind. If interests are redeemed in kind, the redeeming investor generally will incur brokerage costs in converting the assets to cash. The method of valuing securities used to make redemption in kind will be the same as the method of valuing portfolio securities described above.

ITEM 20.  TAX STATUS

          It is anticipated that (1) the Portfolio will be treated for U.S. federal income tax purposes as a partnership, and (2) for purposes of determining whether a mutual fund investing in the Portfolio satisfies the income and diversification requirements to maintain its status as a regulated investment company under the Code, the investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the

Portfolio's income or loss attributable to that share. The Portfolio intends to conduct its operations so as to enable its investors to satisfy those requirements.

          The Portfolio itself is not expected to be subject to federal income tax, but each investor will be required to take into account for U.S. federal income tax purposes its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.


          Withdrawals by investors from the Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution,
(2) income or gain will be recognized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss, if realized, will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

          Although, as described above, the Portfolio is not expected to be subject to federal income tax, it will file appropriate income tax returns.


          INCOME FROM FOREIGN SOURCES. Dividends and interest received by the Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Each investor in the Portfolio may be entitled either to deduct as an itemized deduction that investor's proportionate share of foreign taxes paid by the Portfolio in computing the investor's taxable income or to use the amount as a foreign tax credit against the investor's U.S. federal income tax liability, subject to limitations.

          Any investment by the Portfolio in a foreign corporation that is a passive foreign investment company (a "PFIC") will be subject to special tax rules designed to prevent deferral of U.S. taxation of the Portfolio's share of the PFIC's earnings. In the absence of an election to report these earnings on a current basis regardless of whether the Portfolio actually receives any distributions from the PFIC, investors in the Portfolio would be required to report as ordinary income certain "excess distributions" from the PFIC, including any gain from disposition of the PFIC's stock. This ordinary income would be allocated ratably to the Portfolio's holding period for the PFIC stock. Any amounts allocated to prior taxable years would be taxable at the highest rate applicable in those years, increased by an interest charge determined as though those amounts were underpayments of tax. Accordingly, the amounts, character and timing of income distributed to investors of the Portfolio may differ substantially as compared to a fund that did not invest in PFIC shares.

          INCOME FROM CERTAIN TRANSACTIONS. Some or all of the Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts and forward contracts, may require annual recognition of unrealized gains and losses. Transactions that are treated as "straddles" may affect the character and/or timing of other gains and losses of the Portfolio. If the Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.


          The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS

          The Portfolio has no principal underwriter or distributor. Eligible investors may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA

          Not applicable.

ITEM 23.  FINANCIAL STATEMENTS

          Investors of record will receive unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants.

          The following financial statements are incorporated herein by reference from the Annual Report on the Portfolio dated September 30, 1997, along with the Report of Independent Accountants thereon dated November 11, 1997:

For Berger/BIAM International Portfolio:

          Schedule of Investments as of September 30, 1997

          Statement of Assets and Liabilities as of September 30, 1997

          Statement of Operations for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Statement of Changes in Net Assets for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Ratios/Supplemental Data for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Notes to Financial Statements, September 30, 1997

                                      APPENDIX A


HIGH-YIELD/HIGH RISK CONVERTIBLE BONDS



          The Portfolio may invest in convertible securities of any quality, including unrated securities or securities rated below investment grade (Ba or lower by Moody's, BB or lower by S&P). However, the Portfolio will not purchase any security in default at the time of purchase. The Portfolio will not invest more than 20% of the market value of its assets at the time of purchase in convertible securities rated below investment grade.

          Securities rated below investment grade are subject to greater risk that adverse changes in the financial condition of their issuers or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of their issuers to make payments of interest and principal or dividends. The market prices of lower grade securities are generally less sensitive to interest rate changes than higher-rated investments, but more sensitive to economic changes or individual corporate developments. Periods of economic uncertainty and change can be expected to result in volatility of prices of these securities. Lower rated securities also may have less liquid markets than higher rated securities, and their liquidity as well as their value may be adversely affected by poor economic conditions. Adverse publicity and investor perceptions as well as new or proposed laws may also have a negative impact on the market for high-yield/high-risk bonds. In the event of an unanticipated default, the Portfolio will experience a reduction in its income and could expect a decline in the market value of the securities affected. The prices of these securities may be more volatile and the markets for them may be less liquid than those for higher-rated securities.

          Unrated securities, while not necessarily of lower quality than rated securities, may not have as broad a market. Unrated securities will be included in the Portfolio's percentage limits for investments rated below investment grade, unless the Portfolio's Sub-Advisor deems such securities to be the equivalent of investment grade. If securities purchased by the Portfolio are downgraded following purchase, or if other circumstances cause the Portfolio to exceed its percentage limits on assets invested in securities rated below investment grade, the trustees of the Portfolio, in consultation with the Portfolio's Sub-Advisor, will determine what action, if any, is appropriate in light of all relevant circumstances.

          Relying in part on ratings assigned by credit agencies in making investments will not protect the Portfolio from the risk that the securities will decline in value, since credit ratings represent evaluations of the safety of principal, dividend and/or interest payments, and not the market values of such securities. Moreover, such ratings may not be changed on a timely basis to reflect subsequent events.

          Although the market for high-yield debt securities has been in existence for many years and from time to time has experienced economic downturns, this market has involved a significant increase in the use of high-yield debt securities to fund highly leverage corporate acquisitions and restructurings. Past experience may not, therefore, provide an accurate indication of future performance of the high-yield debt securities market, particularly during periods of economic recession.

          Expenses incurred in recovering an investment in a defaulted security may adversely affect the Portfolio's net asset value. Moreover, the reduced liquidity of the secondary market for such securities may adversely affect the market price of, and the ability of the Portfolio to value, particular securities at certain times, thereby making it difficult to make specific valuation determinations.


CORPORATE BOND RATINGS

          The ratings of fixed-income securities by Moody's and Standard & Poor's are a generally accepted measurement of credit risk. However, they are subject to certain limitations. Ratings are generally based upon historical events and do not necessarily reflect the future. In addition, there is a period of time between the issuance of a rating and the update of the rating, during which time a published rating may be inaccurate.

KEY TO MOODY'S CORPORATE RATINGS

          Aaa-Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          Aa-Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

          A-Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

          Baa-Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Ba-Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future. Uncertainty of position characterizes bonds of this class.

          B-Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

          Caa-Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

          Ca-Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

          C-Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

          Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system.
The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

KEY TO STANDARD & POOR'S CORPORATE RATINGS

          AAA-Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

          AA-Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

          A-Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

          BBB-Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

          BB, B, CCC, CC AND C-Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are out-weighed by the large uncertainties or major risk exposures to adverse conditions.

          C1-The rating C1 is reserved for income bonds on which no interest is being paid.

          D-Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears.

          PLUS (+) OR MINUS (-)-The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                             PART C     OTHER INFORMATION

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements

          IN PART A OF THE REGISTRATION STATEMENT:

          None.

          IN PART B OF THE REGISTRATION STATEMENT:


          For Berger/BIAM International Portfolio:

          Schedule of Investments as of September 30, 1997

          Statement of Assets and Liabilities as of September 30, 1997

          Statement of Operations for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Statement of Changes in Net Assets for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Ratios/Supplemental Data for the Period October 11, 1996 (Commencement of Investment Operations) to September 30, 1997

          Notes to Financial Statements, September 30, 1997


          IN PART C OF THE REGISTRATION STATEMENT:

          None.

          (b) Exhibits

          The Exhibit Index following the signature pages below is incorporated herein by reference.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES

          The number of record holders of beneficial interests in the Registrant as of the date of this amendment to the Registration Statement, was as follows:

--------------------------------------------------------------------------------
               SERIES OR PORTFOLIO                      NUMBER OF HOLDERS
                                                           OF INTERESTS
--------------------------------------------------------------------------------

 Berger/BIAM International Portfolio                            3
--------------------------------------------------------------------------------



ITEM 27.  INDEMNIFICATION

          Article IX, Section 2 of the Trust Instrument for Worldwide Portfolios provides for indemnification of certain persons acting on behalf of Worldwide Portfolios to the fullest extent permitted by the law. In general, trustees, officers, employees and agents will be indemnified against liability and against all expenses incurred by them in connection with any claim, action, suit or proceeding (or settlement thereof) in which they become involved by virtue of their trust office, unless their conduct is determined to constitute willful misfeasance, bad faith, gross negligence or reckless disregard of their duties, or unless it has been determined that they have not acted in good faith in the reasonable belief that their actions were in or not opposed to the best interests of Worldwide Portfolios. Worldwide Portfolios also may advance money for these expenses, provided that the trustees, officers, employees or agents undertake to repay Worldwide Portfolios if their conduct is later determined to preclude indemnification. Worldwide Portfolios has the power to purchase insurance on behalf of its trustees, officers, employees and agents, whether or not it would be permitted or required to indemnify them for any such liability under the Trust Instrument or applicable law, and Worldwide Portfolios has purchased and maintains an insurance policy covering such persons against certain liabilities incurred in their official capacities.

          Section 16 of the Investment Advisory Agreement between BBOI Worldwide and Worldwide Portfolios with respect to the Portfolio also provides as follows:


          "Worldwide Portfolios hereby indemnifies and holds harmless BBOI Worldwide and its officers, managers, members, employees and agents, and any controlling person thereof, and any person to whom BBOI Worldwide has delegated any of its duties and responsibilities pursuant to Section 13 hereof, including Bank of Ireland Asset Management (U.S.) Limited, to which BBOI Worldwide has delegated its duties and responsibilities specified in Section 2 of this Agreement (the "Sub-Advisor") and Berger Associates, Inc., to which BBOI Worldwide has delegated its duties and responsibilities specified in
          Section 3 of this Agreement (the "Sub-Administrator"), from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising from any action which BBOI Worldwide or the Sub-Advisor or the Sub-Administrator takes or omits to take pursuant to written instructions from the Trustees of Worldwide Portfolios based on resolutions duly adopted by the Trustees, provided that no person shall be indemnified hereunder against any liability to Worldwide Portfolios or its shareholders (or any expenses incident to such liability) arising out of their own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement.

          "BBOI Worldwide hereby indemnifies and holds harmless Worldwide Portfolios and its Trustees, officers, shareholders, employees and agents, and any controlling person thereof, from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising out of BBOI Worldwide's or the Sub-Advisor's or the Sub-Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties or obligations under this Agreement, provided that no person shall be indemnified hereunder against any liability to Worldwide Portfolios or its shareholders (or any expenses incident to such liability) arising out of their own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement."

          Section 11 of the Sub-Advisory Agreement between BBOI Worldwide and BIAM with respect to the Portfolio also provides as follows:

          "BBOI Worldwide hereby indemnifies and holds harmless BIAM and its officers, directors, shareholders, employees and agents, and any controlling person thereof, from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising out of any action which BIAM takes or omits to take pursuant to written instructions from BBOI Worldwide, the Sub-Administrator, or from officers or Trustees of Worldwide Portfolios, provided that no person shall be indemnified hereunder against any liability to Worldwide Portfolios or its shareholders (or any expenses incident to such liability) arising out of such person's own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement." and

          "BIAM hereby indemnifies and holds harmless BBOI Worldwide and Worldwide Portfolios, and each of their Trustees, officers, managers, shareholders, members, employees and agents, and any controlling person thereof, from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising out of BIAM's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties or obligations under this Agreement, provided that no person shall be indemnified hereunder against any liability to Worldwide Portfolios or its shareholders (or any expenses incident to such liability) arising out of such person's own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement."

ITEM 28.       BUSINESS AND OTHER CONNECTIONS OF ADVISER


          The business of BBOI Worldwide, the investment advisor of the Portfolio, is described in Item 5 in Part A in this Registration Statement. Information relating to the business and other connections of the officers and managers of BBOI Worldwide (current and for the past two years) is listed in Schedules A and D of BBOI Worldwide's Form ADV as filed with the Securities and Exchange Commission (File No. 801-52264, dated September 3, 1997), which information from such schedules is incorporated herein by reference.

          The business of BIAM, the sub-advisor to the Berger/BIAM International Portfolio, is also described in Item 5 in Part A. Information relating to the business and other connections of the officers and directors of BIAM (current and for the past two years) is listed in Schedules A and D of BIAM's Form ADV as filed with the Securities and Exchange Commission (File No. 801-29606, dated July 7, 1997), which information from such schedules is incorporated herein by reference.


ITEM 29.  PRINCIPAL UNDERWRITERS

          Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

          The accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained as follows:

          (a) Investor records and accounting records relating to cash and other money balances; asset, liability, reserve, capital, income and expense accounts; portfolio securities; purchases and sales; and brokerage commissions are maintained by the Registrant's Recordkeeping, Pricing and Transfer Agent, Investors Fiduciary Trust Company ("IFTC"), 127 West 10th Street, Kansas City, Missouri 64105. Other records of the Registrant relating to purchases and sales; the Trust Instrument, minute books and other trust records; brokerage orders; performance information and other records are maintained at the offices of the Registrant at 210 University Boulevard, Suite 900, Denver, Colorado 80206.


          (b) Certain records relating to day-to-day portfolio management of the Berger/BIAM International Portfolio are kept at Bank of Ireland Asset Management (U.S.) Limited, 26 Fitzwilliam Street, Dublin 2, Ireland; or at Bank of Ireland Asset Management (U.S.) Limited, 20 Horseneck Lane, Greenwich, Connecticut 06830.

ITEM 31.  MANAGEMENT SERVICES

          Not applicable.

ITEM 32.  UNDERTAKINGS

          (a) The Registrant undertakes to furnish each person to whom a Part A is delivered with a copy of Registrant's latest annual report, upon request and without charge.

          (b) Registrant undertakes to comply with the following policy with respect to calling meetings of investor for the purpose of voting upon the removal of any trustee of the Registrant and facilitating investor communications related to such meetings:

          1. The trustees will promptly call a meeting of investors for the purpose of voting upon the removal of any trustee of the Registrant when requested in writing to do so by the record holders of at least 10% of the outstanding interests of the Registrant.

          2. Whenever ten or more investors of record who have been investors of the Registrant for at least six months, and who hold in the aggregate either interests having a net asset value of at least $25,000 or at least 1% of the outstanding interests of the Registrant, whichever is less, apply to the trustees in writing stating that they wish to communicate with other investors with a view to obtaining signatures to request such a meeting, and deliver to the trustees a form of communication and request which they wish to transmit, the trustees within 5 business days after receipt of such application either will (i) give such applicants access to a list of the names and addresses of all investors of record of the Registrant, or (ii) inform such applicants of the approximate number of investors of record and the approximate cost of mailing the proposed communication and form of request.

          3.   If the trustees elect to follow the course specified in clause
(ii), above, the trustees, upon the written request of such applicants accompanied by tender of the material to be mailed and the reasonable expenses of the mailing, will, with reasonable promptness, mail such material to all investors of record, unless within 5 business days after such tender the trustees shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material requested to be mailed, a written statement signed by at least a majority of the trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

          4. If the Commission enters an order either refusing to sustain any of the trustees' objections or declaring that any objections previously sustained by the Commission have been resolved by the applicants, the trustees will cause the Registrant to mail copies of such material to all investors of record with reasonable promptness after the entry of such order and the renewal of such tender.

                                      SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Berger/BIAM Worldwide Portfolios Trust, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, and State of Colorado, on the 30th day of January, 1998.

                         BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST
                         --------------------------------------
                         (Registrant)

                         By/s/ Gerard M. Lavin
                         --------------------------------------------------
                           Name:  Gerard M. Lavin
                                -------------------------------------------
                           Title:  President
                                 ------------------------------------------

          Pursuant to the requirements of the Investment Company Act of 1940, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated for Berger/BIAM Worldwide Portfolios Trust and on the dates indicated.

       Signature                  Title                          Date
       ---------                  -----                          ----


/s/ Gerard M. Lavin             President (Principal          January 30, 1998
----------------------------    Executive Officer)
Gerard M. Lavin                 and Trustee



/s/ Kevin R. Fay                Vice President,               January 30, 1998
----------------------------    Secretary and Treasurer
Kevin R. Fay                    (Principal Financial
                                and Accounting Officer)



/s/ Dennis E. Baldwin*          Trustee                       January 30, 1998
----------------------------
Dennis E. Baldwin



/s/ William M.B. Berger*        Trustee                       January 30, 1998
----------------------------
William M.B. Berger

/s/ Louis R. Bindner*              Trustee                  January 30, 1998
----------------------------
Louis R. Bindner


/s/ Katherine A. Cattanach*        Trustee                  January 30, 1998
----------------------------
Katherine A. Cattanach



/s/ Paul R. Knapp*                 Trustee                  January 30, 1998
----------------------------
Paul R. Knapp


/s/ Harry T. Lewis, Jr.*           Trustee                  January 30, 1998
----------------------------
Harry T. Lewis, Jr.


/s/ Michael Owen*                  Trustee                  January 30, 1998
----------------------------
Michael Owen


/s/ William Sinclaire*             Trustee                  January 30, 1998
----------------------------
William Sinclaire


/s/ Gerard M. Lavin
----------------------------
*By: Gerard M. Lavin
    Attorney-in-Fact

                                    EXHIBIT INDEX

N-1A                    EDGAR
Exhibit                 Exhibit
No.                     No.              Name of Exhibit
-------------------     -----------      ----------------------------

(1)     Exhibit 1                        Trust Instrument
(1)     Exhibit 2                        Bylaws
        Exhibit 3                        Not applicable
        Exhibit 4                        Not applicable
(1)     Exhibit 5.1                      Form of Investment Advisory Agreement
                                         between Berger/BIAM Worldwide
                                         Portfolios Trust and BBOI Worldwide LLC
                                         with respect to the Berger/BIAM
                                         International Portfolio
(1)     Exhibit 5.2                      Form of Sub-Advisory Agreement between
                                         BBOI Worldwide LLC and Bank of Ireland
                                         Asset Management (U.S.) Limited with
                                         respect to the Berger/BIAM
                                         International Portfolio
        Exhibit 6                        Not applicable
        Exhibit 7                        Not Applicable
(1)     Exhibit 8                        Form of Custody Agreement between IFTC
                                         and Berger/BIAM Worldwide Portfolios
                                         Trust
(1)     Exhibit 9.1                      Form of Recordkeeping, Pricing Agent
                                         and Transfer Agency Agreement
        Exhibit 10                       Not applicable
        Exhibit 11                       Not applicable
        Exhibit 12                       Not applicable
(1)     Exhibit 13                       Investment Letter from Initial
                                         Investors
        Exhibit 14                       Not applicable
        Exhibit 15                       Not applicable
        Exhibit 16                       Not applicable
*       Exhibit 17        EX-27          Financial Data Schedule for
                                         Berger/BIAM International Portfolio
        Exhibit 18                       Not Applicable

-------------------------

*       Filed herewith.
(1) Previously filed with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996, and incorporated herein by reference.